Exhibit 10.55
FERGUSON ENTERPRISES INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
Pursuant to the terms and conditions of the Ferguson Enterprises Inc. 2023 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), Ferguson Enterprises Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of Shares set forth below (the “Option”). This Option award (this “Award”) is subject to the terms and conditions set forth herein and in the Stock Option Award Agreement attached hereto as Exhibit A (the “Agreement”), the restrictive covenants attached hereto as Exhibit B (the “Restrictive Covenants”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Non-Qualified Stock Option
Participant:
Date of Grant:
Total Number of Shares Subject to this Option:
Exercise Price:	$____ per Share
Expiration Date:
Vesting Schedule:
Subject to Sections 3, 4 and 5 of the Agreement, the Plan and the other terms and conditions set forth herein, one third (33.33%) of the Option shall vest and become exercisable on the first, second, and third anniversary of the Date of Grant (each, a “Vesting Date”), so long as you remain continuously employed by the Company Group from the Date of Grant through such vesting dates.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts and by electronic delivery via the Company or its agent (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision of this Grant Notice or the Agreement to the contrary, if you have not executed and delivered to the Company this Grant Notice within 90 days following the Date of Grant, then this Award will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

FERGUSON ENTERPRISES INC.
__________________________
By:
Name:
Title:

PARTICIPANT
__________________________
Name:

EXHIBIT A
STOCK OPTION AWARD AGREEMENT
This Stock Option Award Agreement (collectively with the Grant Notice to which this Agreement is attached and Exhibit B, this “Award Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Ferguson Enterprises Inc., a Delaware corporation (the “Company”), and ______________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company Group (defined herein) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Grant Notice on the terms and conditions set forth in this Award Agreement and the Plan, which is incorporated herein by reference as a part of this Award Agreement. In the event of any inconsistency between the Plan and this Award Agreement, the terms of the Plan shall control.
2. Exercise Price. The exercise price of each Share subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a Share at the Date of Grant.
3. Vesting of Option.
(a) Except as otherwise set forth in Section 4, the Option shall vest in accordance with the Vesting Schedule set forth in the Grant Notice, subject to Participant’s continued employment through the Vesting Date with the Company or any Affiliate (individually and collectively, the “Company Group”).
4. Termination and Forfeiture of Option.
(a) Upon the Participant’s Termination of Service with the Company Group prior to the Option vesting in full (but after giving effect to any accelerated vesting pursuant to this Section 4), the unvested portion of the Option (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b) Notwithstanding anything in this Award Agreement or the Plan to the contrary:
(i) upon the Participant’s Termination of Service due to a Non-CIC Qualifying Termination or by the Participant due to Retirement (each, as defined below), in each case, prior to the applicable Vesting Date, a prorated portion of the unvested portion of the Option shall vest as of the date of such Termination of Service and be exercisable pursuant to Section 5 hereof, with such prorated portion determined by multiplying the number of Shares subject to the portion of the Option that would have vested on the next applicable Vesting Date immediately following the Termination of Service had no such termination occurred (i.e., one-third of the total number of Shares subject to the Option granted hereunder, as set forth in the

Grant Notice) by a fraction, (A) the numerator of which equals the number of calendar days that the Participant was employed by the Company Group since the most recent Vesting Date (or, if no Vesting Date has occurred, since the Grant Date) and (B) the denominator of which equals 365. Any and all Shares subject to this Option that remain unvested as of the Participant’s Termination of Service after giving effect to the foregoing (and all rights arising from this Option and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company;
(ii) upon the Participant’s Termination of Service due to death or Disability prior to the Options vesting in full, one-hundred percent (100%) of the Shares subject to this Option that remain unvested as of such termination shall vest as of the date of such Termination of Service and be exercisable pursuant to Section 5 hereof; or
(iii) upon (i) a Change in Control that occurs prior to the Options vesting in full in which the acquiring entity does not agree to assume or fully replace any Options that remain unvested as of immediately prior to the effective date of such Change in Control with an equivalent or better share award, or (ii) a CIC Qualifying Termination (as defined below), in each case, that occurs prior to the Options vesting in full, this Option shall be subject to vesting and forfeiture in accordance with the Change in Control Policy, and any vested portion of the Option shall be exercisable pursuant to Section 5 hereof.
(c) “Non-CIC Qualifying Termination” means the Participant’s Termination of Service by the Company Group without Cause (for the avoidance of doubt, not including the Participant’s death or Disability) or by the Participant with Good Reason, in each case, that is not covered by the Change in Control Policy as in effect as of the date of such termination.
(d) “CIC Qualifying Termination” means the Participant’s Termination of Service by the Company Group without Cause (for the avoidance of doubt, not including the Participant’s death or Disability) or by the Participant with Good Reason, in each case, that is covered by the Change in Control Policy as in effect as of the date of such termination.
(e) “Retirement” means a Termination of Service due to the Participant’s resignation (other than the Participant’s resignation for Good Reason) so long as, at the time of such Termination of Service, (i) the Participant has attained age 55 or 25 years of service with the Company Group, (ii) no event has occurred that would be grounds for the Participant’s Termination of Service by the Company Group for Cause, (iii) has provided the Company with notice of such intent to terminate at least six (6) months prior to the termination date and satisfactorily completed the duties of the Participant’s position up to the termination date, including any transition services reasonably requested by the Company Group, and (iv) timely executes (and does not revoke in any time provided to do so) a release of claims in favor of the Company Group in a form reasonably acceptable to the Committee.
5. Exercise of Option.
(a) Subject to the earlier expiration of this Option as provided herein, this Option may be exercised by (i) providing written notice to the Company, and (ii) paying the Exercise Price in full in a manner permitted by Section 5(e); provided, however, that this Option shall not be exercisable for more than the percentage of the aggregate number of Shares subject to this Option with respect to which this Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in this Section 5.
(b) This Option may be exercised only while the Participant remains an employee or other service provider of the Company Group and will terminate and cease to be exercisable upon the Participant’s Termination of Service, except as otherwise provided pursuant to Section 6.3 of the Plan; provided, that upon the Participant’s Termination of Service by the Participant due to Retirement, the Option shall be exercisable at any time within a period of ninety (90) days from the date of such Termination of Service, but in no event beyond the Expiration Date.
(c) This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.
(d) If this Option is exercisable but unexercised as of the day immediately before the Expiration Date (or any earlier expiration date provided in Section 5(b)), this Option will be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if (i) the Exercise Price is less than the Fair Market Value of a Share on such date and (ii) the automatic exercise will result in the issuance of at least one (1) Share to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements with respect to the Option will be made by a “net issuance exercise” pursuant to which the Company reduces the number of Shares otherwise deliverable upon exercise of this Option by a number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise and any applicable tax withholding.
(e) The Exercise Price for the Shares as to which this Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company or wire transfer of immediately available funds). If permitted by the Committee in its sole discretion, the Exercise Price for the Shares as to which this Option is exercised may be paid (i) by delivering or constructively tendering to the Company Shares having a Fair Market Value equal to the Exercise Price (provided such Shares used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences), (ii) through a broker-assisted “cashless exercise” in accordance with a Company-established policy or program for the same, (iii) by “net issuance exercise” pursuant to which the Company reduces the number of Shares otherwise deliverable upon exercise of this Option by a number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (iv) any combination of the foregoing. No fraction of a Share shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole Shares.
6. Restrictive Covenants.
(a) The Participant acknowledges and agrees that the grant of this Option further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Award Agreement, the Participant agrees to abide by the Restrictive Covenants set forth in Exhibit B, which Exhibit B is deemed to be part of this Award Agreement as if fully set forth herein. The Participant acknowledges and agrees that the Restrictive Covenants are reasonable and enforceable in all respects. By accepting this Award, the Participant agrees to be bound, and promises to abide, by the Restrictive Covenants set forth in Exhibit B and expressly acknowledges and affirms that this Award would not be granted to the Participant if the Participant had not agreed to be bound by such provisions.
(b) Notwithstanding any provision in this Award Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has failed to abide by any of the terms set forth in Exhibit B or the provisions of any other confidentiality, non-disclosure, non-solicitation, non-disparagement, property ownership, third-party information, or other restrictive covenant(s) in any other agreement by and between the Company Group and the Participant, then, in addition to and without limiting the remedies set forth in Exhibit B, if any:
(i) Any portion of this Option that remains unexercised as of the date of such determination will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and
(ii) The Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any Shares previously received by the Participant pursuant to this Option as of the date of receipt of such Shares.
7. Tax Withholding. To the extent that the receipt, vesting or exercise of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which are not subject to any pledge or other security interest), net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company Group or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8. Employment Relationship. For purposes of this Award Agreement, Participant shall be considered to be employed by the Company Group as long as Participant remains an employee of any of the Company Group or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.
9. Non-Transferability. During the lifetime of the Participant, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed, and the Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
10. Compliance with Applicable Law. Notwithstanding any provision of this Award Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
11. Rights as a Stockholder. The Participant shall have no rights or privileges of a stockholder of the Company with respect to any Shares purchasable upon the exercise of any part of the Option unless and until the Participant has become the holder of record of such Shares and such Shares have been delivered to the Participant (including through electronic delivery to a brokerage account). No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, recordation and delivery, except as otherwise specifically provided for in the Plan or this Award Agreement. Except as otherwise provided herein, after the Participant has become the holder of record, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
12. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Award Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the exercise period with respect to the vested Option.
13. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to this Award Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company Group, or any other entity, or affect in any way the right of the Company Group, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company Group, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company Group, or other entity for any reason whatsoever, with or without Good Reason, Cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of this Option is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
14. Notices. All notices and other communications under this Award Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Ferguson Enterprises Inc.
Attn: Office of the Chief Legal Officer
751 Lakefront Commons
Newport News, VA 23606
If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant.

Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
15. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company or its agent’s electronic mail system or by reference to a location on a Company or its agent’s intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
16. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
17. Entire Award Agreement; Amendment. This Award Agreement, including, for the avoidance of doubt, the Grant Notice and Exhibit B attached hereto, together with the Plan, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided¸ however, that (a) the terms of this Award Agreement shall not modify and shall be subject to the terms and conditions of the Change in Control Policy, Recoupment Policies (as defined below) and any employment, consulting and/or severance agreement between the Company Group and the Participant in effect as of the date a determination is to be made under this Award Agreement; and (b) the terms of Exhibit B are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company Group and the Participant with respect to confidentiality, non-disclosure, non-solicitation, non-disparagement and other restrictive covenants. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Award Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Award Agreement, any such amendment that materially reduces the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
18. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Award Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Award Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
19. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company recoupment policy or any other agreement or arrangement with the Participant, including, without limitation, the Company’s Executive Compensation Clawback Policy (including Appendices A and B thereof) effective August 1, 2024, as amended from time to time, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law (any such rights and obligations covered by (a) and (b), the “Recoupment Policies”).
20. Governing Law. THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
21. Successors and Assigns. The Company may assign any of its rights under this Award Agreement without the Participant’s consent. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.
22. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Award Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Award Agreement, shall refer to this Award Agreement as a whole, including the Grant Notice and Exhibit B attached hereto, and not to any particular provision of this Award Agreement. All references herein to Sections, the Grant Notice and Exhibit B shall, unless the context requires a different construction, be deemed to be references to the Sections, the Grant Notice, and Exhibit B of this Award Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Award Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Award Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Award Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
23. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
24. Section 409A. The Plan, this Award Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or this Award Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan or this Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Award Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Award Agreement) upon expiration of such delay period. Notwithstanding the foregoing, the Company Group makes no representations that the Option provided under this Award Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
[Remainder of Page Intentionally Blank]

EXHIBIT B
RESTRICTIVE COVENANTS